                                                                  CONFORMED COPY



                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                            ----------------------


                                 FORM 8-K


                                 CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   AUGUST 2, 1996


                            ----------------------


                                CONSILIUM, INC.
            (Exact name of registrant as specified in its charter)


         DELAWARE                            0-17754                  94-2523965
(State or other jurisdiction of       (Commission File Number)     (I.R.S. Employer)
 incorporation or organization)                                   Identification No.)


            485 CLYDE AVENUE                                       94043
       MOUNTAIN VIEW, CALIFORNIA
(Address of principal executive offices)                        (Zip Code)



      Registrant's telephone number, including area code:  (415) 691-6100


(Former name, former address and former fiscal year, if changed since last report)

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On July 12, 1996, Coopers & Lybrand LLP ("Coopers"), the independent accountant engaged to audit the financial statements of Consilium, Inc. (the "Company") during the Company's two most recent fiscal years and prior thereto, resigned, as previously reported in the Company's Current Report on Form 8-K dated July 12, 1996 and filed July 19, 1996.

     On August 2, 1996, the Company engaged Arthur Andersen LLP ("Arthur Andersen") as its principal accountant to audit the Company's financial statements for the fiscal year ended October 31, 1996. The engagement of Arthur Andersen was approved by the Company's Audit Committee. The Company has not consulted with Arthur Andersen during the previous two fiscal years and the interim period to date on any matter which was the subject of any disagreement or with respect to any "reportable event" as defined in Item 304 of Regulation S-K or on the application of accounting principles to any specified transaction, whether completed or proposed, or the type of audit opinion which might be rendered on the Company's financial statements.

     The Company has requested Arthur Andersen to review the disclosure in this Report before filing with the Securities Exchange Commission and has provided Arthur Andersen the opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's statements or respects with which it does not agree with the statements made in this Report. Arthur Andersen has informed the Company that it has reviewed these disclosures and does not intend to furnish the Company with such a letter.

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

                                 SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CONSILIUM, INC.



August 6, 1996                      /s/  Laurence R. Hootnick
                                    -----------------------------------------
                                    Laurence R. Hootnick, President,
                                    Chief Executive Officer and Chief Financial
                                    Officer

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